UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  March 7, 2012

Swank, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number 1-5354

Delaware (State or other jurisdiction of incorporation or organization)	04-1886990 (IRS Employer Identification Number)

90 Park Avenue New York, NY (Address of principal executive offices)	10016 (Zip code)

(212) 867-2600
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.      Entry into a Material Definitive Agreement.

On March 7, 2012, Swank, Inc. (the “Company”) entered into an Eighth Amendment dated as of March 7, 2012 (the “Eighth Amendment”) to the Loan and Security Agreement dated as of June 30, 2004 by and between the Company and Wells Fargo Foothill, Inc. (the “Lender”). Among other things, the Eighth Amendment reduces the interest rate payable on advances under the Loan and Security Agreement that bear interest at the prime or LIBOR rate, revises collateral reporting requirements, defines certain circumstances under which the Company is not subject to cash dominion, and extends the maturity date of the Loan and Security Agreement from June 29, 2012 to June 30, 2013.

The foregoing description of the Eighth Amendment is qualified in its entirety by reference to the text of the Eighth Amendment, a copy of which is being filed as Exhibit 10.01 to this Form 8-K.

Item 9.01.      Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired. Not applicable.

(b)	Pro Forma Financial Information. Not applicable.

(c)	Shell Company Transactions. Not applicable.

(d)	Exhibits.

Exhibit No.              Description

10.01                      Eighth Amendment to Loan and Security Agreement dated March 7, 2012 between the Company and the Lender.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 7, 2012	SWANK, INC.

	By:	/s/ Jerold R. Kassner
Jerold R. Kassner, Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Eighth Amendment to Loan and Security Agreement dated March 7, 2012 between the Company and the Lender.